Agreement no.: GEE23-017 Certain identified information marked with “[***]” has been omitted from this document because it is both (i) not material and (ii) the type that the registrant treats as private or confidential. AMENDMENT AGREEMENT 2 TO [***]PROTOTYPE SUPPLY AGREEMENT This Amendment Agreement 2 to the [***]Prototype Supply Agreement (GEE22-001) (“Amendment 2”) is among: (1) Asia Europe New Energy Vehicle Manufacturing (Chongqing) Co., Ltd., Reg. No. 91500000MA614ANX4E a corporation organized and existing under the laws of People’s Republic of China (the “Seller” or “AECQ”); (2) Polestar Performance AB, Reg. No. 556653-3096 a corporation organized and existing under the laws of Sweden (the “Buyer” or “PPAB”); (3) Polestar Automotive (Chongqing) Co., Ltd., 91500000MA61BD5F9T, a corporation organized and existing under the laws of People´s Republic of China (the “PSCQ”); (4) Polestar Automotive China Distribution Co., Ltd. Shanghai Polestar Automotive Research and Development Branch, Reg. No. 91310104MACSAWYX18, a corporation incorporated under the laws of People's Republic of China (“PACD–R&D Branch”), and (5) Polestar Automotive China Distribution Co., Ltd., Reg. No 91510112MA6D05KT88, , a corporation organized and existing under the laws of People´s Republic of China (“PACD”). Each of Seller, Buyer, PSCQ, PACD–R&D Branch and PACD is hereinafter referred to as a “Party” and jointly as the “Parties”. BACKGROUND A. The Parties have entered into a supply agreement for VP prototype for Polestar vehicle program [***}(previous internal program number[***]) the [***] Prototype Supply Agreement (GEE22-001) on 26 July 2022 (the “Agreement”) and an amendment agreement 1 to the Agreement (GEE22-007) on 3 February 2023 (the “Amendment 1”). B. The Parties now wish to amend the Agreement to the extent set out below. C. Now, therefore, the Parties agree as follows: 1. SCOPE OF AMENDMENT 1.1 The Agreement will be deemed amended to the extent herein provided and will, except as specifically amended, continue in full force and effect in accordance with its original terms. In case of any discrepancy between the provisions of this Amendment 2 and the Agreement or the Amendment 1, the provisions of this Amendment 2 shall prevail. Any definitions used in this Amendment 2 shall, unless otherwise is stated herein, have the respective meanings set forth in the Agreement. Agreement no.: GEE23-017 1.2 The amendments to the Agreement and Amendment 1 as stated in Section 2 below shall come into force on 1 June 2023 with a retrospective effect as applicable. 2. AMENDMENTS 2.1 The Parties have agreed that PACD–R&D Branch and PACD should be added as a party to the Agreement and the Amendment 1. 2.2 The Parties have agreed that PACD-R&D Branch and PACD should each be able to act as a buyer under the Agreement and the Amendment 1 and be allowed to order and purchase Prototypes on the terms set-out in the Agreement and the Amendment 1. 2.3 PACD–R&D Branch and PACD hereby agrees to perform the Agreement and the Amendment 1, as the Buyer, and to accept and assume all rights and obligations, both accrued and future, of the Buyer under the same. 3. GENERAL PROVISIONS 3.1 This Amendment 2 is and should be regarded and interpreted as an amendment to the Agreement. The validity of this Amendment 2 is therefore dependent upon the validity of the Agreement. 3.2 No amendment of this Amendment 2 will be effective unless it is in writing and signed by the Parties. A waiver of any default is not a waiver of any later default and will not affect the validity of this Amendment 2. 3.3 Except as amended under this Amendment 2, all provisions of the Agreement shall remain in full force and effect. 3.4 Sections 14 and 15 of the Agreement shall apply to this Amendment 2 as well. 3.5 The Parties may execute this Amendment 2 in counterparts, including electronic copies, which taken together will constitute one instrument. 3.6 This Amendment 2 has been signed in eight (8) originals of which PPAB, PSCQ, PACD and PACD R&D-Branch have received one (1) each, and AECQ has received four (4). ______________________________ [SIGNATURE PAGE FOLLOWS] Agreement no.: GEE23-017 ASIA EUROPE NEW ENERGY VEHICLE POLESTAR PERFORMANCE AB MANUFACTURING (CHONGQING) CO., LTD., By: Xiang Zhou By: Anna Rudensjö Printed Name: Xiang Zhou Printed Name: Anna Rudensjö Title: AECQ project deputy general manager Title: General Counsel Date: 2023.11.24 Date: 2023.11.09 By: By: Ola Sjölander Printed Name: Printed Name: Ola Sjölander Title: Title: Commercial Controller Date: Date: __2023.11.10_ POLESTAR AUTOMOTIVE (CHONGQING) POLESTAR AUTOMOTIVE CHINA CO., LTD., DISTRIBUTION CO., LTD. SHANGHAI POLESTAR AUTOMOTIVE RESEARCH AND DEVELOPMENT BRANCH, By: Chen Yong By: Christian Thalén Printed Name: Chen Yong Printed Name: Christian Thalén ______ Title: Legal representative Title: Authorized representative Date: 2023.11.30 Date: _2032.12.01____________ By: By: Printed Name: Printed Name: _____________ Title: Title: ______ Date: Date: _____________ Agreement no.: GEE23-017 POLESTAR AUTOMOTIVE CHINA DISTRIBUTION CO., LTD., By: Wu, Huijing Printed Name: Wu, Huijing Title: General Manager Date: 2023.12.01 By: Printed Name: Title: Date:

Agreement no.: GEE23-017

[***]PROTOTYPE SUPPLY AGREEMENT
APPENDIX 1
LIST OF PROTOTYPES AND PRICE

1. **GENERAL**

1.1 This Specification is a part of this [***]Prototype Supply Agreement executed between Parties. This Specification contains the List of components, prices and payment terms.

2. DEFINITIONS

2.1 Any capitalized terms used but not specifically defined herein shall have the meanings set out for such terms in the Main Document. In addition, the capitalized terms set out below in this Section 2 (if any) shall for the purposes of this Appendix 1 have the meanings described herein. All capitalized terms in singular in the list of definitions shall have the same meaning in plural and vice versa.

"**RMB**" means Renminbi, the lawful currency of the PRC.

3. LIST OF COMPONENTS

3.1 **[***]VP Prototypes (including VP1, VP2 and TT0)**

- [***]Complete VP Prototype [***]
- [***]VP body Prototypes
- VP Prototype components
- VP Prototype spare parts

3.2 In addition to the VP prototypes listed in Section 3.1 above the Buyer may call of up to an additional [***]TT0 [***]Complete VP Prototype[***]and an additional [***]TT0 VP Body Prototypes.

4. DELIVERY TIMING

Phase	Software	MRD	Build Start	Last car sign-off	[***]Units	VP Bodies/Units
VP1	Ship without software	[***]	[***]	[***]	[***]	[***]
VP2	Ship without software	[***]	[***]	[***]	[***]	[***]
TT0	Ship with software	[***]	[***]	[***]	[***]	

5. PRICE

5.1 The Price for the Prototypes, bodies, components and spare parts at the agreed Shipping Terms will be determined on "arm´s length terms" applying the cost plus method, i.e. mark-up. The mark-up shall be based on the latest available benchmarking study. The mark-up applied is [***]%.

Agreement no.: GEE23-017

5.2 [***]

5.3 [***]In the event that the VP Prototype plan of this Appendix 1 is changed the Parties agree that the cost and [***] amounts in Section 5.2. of this Appendix shall be reviewed by the Parties. Further, the Buyer shall reimburse Seller all reasonable proven costs incurred by Seller due to such change, which is not reflected in the foregoing cost and [***] amount agreed between the Parties, including but not limited to the cost of operation, labor cost, supplier's cost and claim, etc. However, Seller will take reasonable measures, within its control, to mitigate such cost.

6. PAYMENT TERMS

6.1 Seller will invoice Buyer in the form of invoice as agreed by Buyer and Seller when the Prototype has been delivered in accordance with Section 4.2 of Main Document. Invoices may be generated electronically; provided however that Buyer may request hard-copy summary invoices that total batches of individual invoices over a specified period, in order to satisfy VAT and Customs reporting requirements.

6.2 Payment terms are [***] days net after date of invoice. Buyer will pay Seller for the invoice in accordance with that.

6.3 Payment of all invoiced amounts will be in RMB or such other currency as Buyer and Seller may agree, and against an invoice issued to Buyer by Seller.

6.4 VAT is chargeable on all invoiced amounts only where required by applicable law and shall be borne by the Buyer. Buyer may appoint an Affiliate or Third Party to handle the requisite VAT registration and recovery.

6.5 If Payment made later than the due date will automatically be subject to interest for late payments for each day it is not paid and the interest shall be [***]% per annum.

6.6 If Buyer is in default in making any payment, Seller may postpone its obligations under this Agreement until payment is received. Any postponement or termination of Seller´s obligations under this Agreement shall have no effect on Sellers´s obligations or commitments under any other agreement or understanding between the Parties.